EXHIBIT 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT:
Saba Software, Inc.
Greg Klaben
VP, Investor Relations
+1-650-779-2701
gklaben@saba.com

SABA SOFTWARE ANNOUNCES COMPLETION OF EQUITY FINANCING
AND ESTABLISHMENT OF CREDIT FACILITY

Redwood Shores, Calif., October 2, 2002—Saba Software, Inc. (Nasdaq: SABA), the leading provider of human capital development and management (HCDM) solutions, today announced a $9.25 million private placement of common stock involving 4,302,323 shares at $2.15 per share. The investment group is comprised of funds associated with Sequoia Capital. Saba expects to use the net proceeds of the offering for working capital and general corporate purposes.

In addition, Saba today announced that it recently completed a $7 million credit facility with Silicon Valley Bank. Under this credit facility, Saba will have access to additional funds pursuant to both a revolving line of credit and equipment term loan.

“With this investment, Sequoia Capital continues its long-standing support of Saba,” stated Geno Tolari, Saba’s CEO and President. Michael Moritz, a General Partner of Sequoia Capital, is a Director on Saba’s Board. “In addition to the cash we have on hand, this incremental equity capital strengthens our balance sheet and, along with the funds available to us under the credit facility, provides additional working capital for future growth,” Tolari added.

In a parallel sale, Bobby Yazdani, Saba’s Chairman, sold to funds associated with Sequoia Capital 348,836 shares of common stock at $2.15 per share for aggregate proceeds of approximately $750,000. Upon completion of this transaction, Mr. Yazdani continued to beneficially own more than 6.5 million shares of Saba common stock.

About Saba Software, Inc.

Saba is the leading provider of Human Capital Development and Management (HCDM) solutions. Saba offerings include an integrated Internet-based platform to manage learning, content, performance, talent, collaboration, and related professional services. Organizations around the world rely on the Saba platform to ensure that their customers, partners, and employees have the knowledge and skills required to successfully execute business initiatives.

Among the Global 2000, Saba customers include Alcatel, Telecom Italia, DaimlerChrysler, EDS, Procter & Gamble, Medtronic, Anheuser-Busch, Ford Motor Company, Continental Airlines, General Electric, Cisco Systems, EMC Corp., and VERITAS Software. The Saba ecosystem of partners includes Allos, Buck Consultants and Mellon HR Solutions, Cisco, Deloitte Consulting, PWC Consulting, a business of PricewaterhouseCoopers, and SchlumbergerSema.

Saba recently earned the coveted position as the vision and execution leader in a leading analyst firm’s 2002 LMS “Magic Quadrant.” Founded in 1997, Saba is headquartered in Redwood Shores, California, with offices worldwide. For more information, please visit www.saba.com or call (877) SABA-101 or (650) 779-2791.

NOTE: Saba, the Saba logo, and the marks relating to other Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. All other trademarks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that involve known and unknown risks. Statements that include the use of terminology such as “may,” “will,” “expects,” “believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology are forward-looking statements. Forward-looking statements include, without limitation, statements concerning or relating to the use of proceeds from our common stock financing and our future growth. These forward-looking statements involve risks and uncertainties, and it is important to note that our actual results could differ materially from those projected or assumed in such forward-looking statements. Among the factors that could cause actual results to differ materially are the factors detailed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors That May Impact Future Operating Results” in our annual report on Form 10-K. All forward-looking statements included in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. You should consult the risk factors listed from time to time in our quarterly reports on Form 10-Q.